Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

May 30, 2012

iPath® Exchange Traded Notes (ETNs) iPath® Commodity and Volatility ETNs Barclys

About iPath® ETNs iPath Barclys

What are iPath® Exchange Traded Notes (ETNs)? Defining iPath® ETNs ? Senior, unsecured debt securities ? Issued by Barclays Bank PLC ? Have a maturity date ? Linked to the performance of an index, less fees ? Offer no principal protection ETNs are linked to the return of an index, less fees ? Unlike ETFs, no underlying assets are held ? No tracking error to linked index1 ? Provide access to hard-to-reach assets or strategies Page 3 . Tracking error refers to the under/over performance differential of an ETN versus its benchmark index over a given time period, after accounting for the ETN’s fees and costs. One cannot invest directly in an index. Barclys

iPath® ETN Return Components ETN Return =Index Return– Fees/Costs Page 4 Barclys

iPath® ETNs: Familiar Features, Unique Benefits Differences and Similarities between ETNs and Exchange Traded Funds (ETFs) ? Both ETNs and ETFs provide investors with access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities ETNs ETFs Liquidity Daily on exchange Daily on exchange Registration Securities Act of 1933 Investment Company Act of 1940 Recourse Issuer credit Portfolio of securities Principal Risk Market and Issuer Risk Market Risk Institutional size redemption Daily to the issuer Daily via custodian Short sales* Yes, on an uptick or a downtick Yes, on an uptick or a downtick * With short sales, an investor faces the potential for unlimited losses as the security’s price rises. Page 5 Barclys

What is iPath®? iPath®: An offering that stands apart from the crowd ? First offering of exchange traded notes (ETNs) in the US ? Began trading in 2006 ? suite of Largest ETNs in the US offered by one issuer ? Broad array of exposures, spanning from volatility to fixed income Credit issuer risk ? iPath® ETNs are debt securities issued by Barclays Bank PLC and payments on the ETNs are subject to the creditworthiness of Barclays Bank PLC Daily Redemption ? On a daily basis, blocks1 of shares can be redeemed at Closing Indicative Note Value of the relevant valuation date2 Page 6 1.Blocks of 25,000 or 50,000, depending on the product. 2.Subject to certain terms and conditions, see the applicable prospectus for details. Barclys

iPath® ETNs are issued by Barclays Bank PLC Barclays Bank PLC is the issuer of iPath® ETNs ? One of the largest financial services companies in the world with over 300 years of history and expertise in banking ? A major global financial services provider engaged in – Retail banking – Credit cards – Corporate and investment banking – Wealth management ? Operating in over 50 countries and employs approximately 145,000 people Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of iPath® ETNs iPath® ETNs are backed by the credit of Barclays Bank PLC1 ? Ratings for Barclays Bank PLC long-term, senior unsecured debt – A+ by S&P – Aa3 by Moody’s Investors Service, Inc. 1. The iPath® ETNs are not rated, but are backed by the credit of Barclays Bank PLC. Credit ratings relate solely to the issuer, Barclays Bank PLC, and not ETNs buy sell hold securities evaluated independently any Page 7 to the ETNs. A security rating is not a recommendation to buy, or securities, and each rating should be of other rating. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs. Barclys

iPath® ETN Product Suite Number of Products Principal Amount Outstanding ($M) Commodities DJ-UBS Indices S&P GSCI Indices Indices 40 19 2 18 4,243 3,311 842 Pure Beta 87 Seasonal Natural Gas Index Equity Volatility Buy-Write 1 18 61 2 2,936 2,342 12 India Inverse/Leveraged Fixed Income Currency / 1 10 10 8 529 54 229 Other 69 Total 76 7,477 Source: BlackRock, Inc., as of 03/30/11. Page 8 Barclys

iPath® ETN Features Potential Benefits ? hard to obtain Access to hard-to-assets or strategies ? Operationally efficient ? Listed on NYSE Arca and other exchanges ? No tracking error Unique Access ? Commodities ? Currencies ? Equities ? Fixed Income ? Alternatives ? Strategies Key Considerations ? Market Risk: ETNs are not principal protected1 ? Liquidity Risk2 ? Issuer Credit Risk3 1. The return of an ETN is linked to the performance of an index, less fees and applicable costs. The index may rise or fall depending on market conditions, affecting the value of the investment return. Investors may lose some or all of their investment in the ETN. 2. As an exchange-traded product, an ETN can be bought and sold daily on an exchange during normal US market hours. Investors may be exposed to risk overnight and during other non-trading hours. Additionally, investors may be exposed to risk when the ETN is trading but the market on which the underlying index is based closed Page 9 is closed. 3. Investors are exposed to issuer credit risk when investing in any debt security, including ETNs. It is possible that an issuer may not be able to meet its obligations on the ETNs as they become due. Barclys

Trading g iPath® ETNs Investor can trade iPath® ETNs in three ways Exchange Buy/sell at market price 1 Intermediary during market hours ETN Investor Barclays Bank PLC Create/Redeem directly to Barclays Bank PLC* 2 Intermediary Hold Until Buy Maturity and hold 3 until maturity Page 10 * Typically in amounts of 25,000 or 50,000 units per redemption (a redemption charge may apply). See relevant prospectus for procedures and applicable minimum amount. Barclys

Taxation T Treatment At M t it Recognition Of Type Maturity Current Income Alternatives Capital Gains No Buy-Write Capital Gains No Commodities Capital Gains No Equity Capital Gains No Fixed Income Capital Gains No Leveraged Capital Gains No Currency Exchange Rate Ordinary Income Yes Global Emerging Markets Strategy Ordinary Income Yes (GEMS) Carry Trade Ordinary Income No Page 11 Barclys

iPath® Commodity ETNs Barclys

Why Commodities? Real assets vs. financial assets yGoods used in the first part of a manufacturing process Commodities as an asset class yPortfolio diversifier yPotential to enhance portfolio risk-adjusted return yPotential inflation hedge Diversification may not protect against market risk. Page 13 PAGE13 Barclys

Traditional Commodity Indices S&P GSCI® is a trademark of Standard and Poor’s Financial Services LLC. DJ-UBSCISM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC. Page 14 Traditional Commodity Indices S&P GSCI® Commodity Indices Dow Jones-UBS Commodity IndexesSM Major commodity index providers offer broad, sector, sub-sector, and individual commodity indices Barclys

Source: Bloomberg, 12/31/04–03/30/12, based on weekly returns. 1. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. 2. Standard deviation is a measure of variability from the expected value. Annualized Standard Deviation is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Standard Deviation is based on historical data, it may not predict variability on annualized performance of the ETNs in the future. Diversification may not protect against market risk. Page 15 Portfolio diversification Dow Jones-UBS Commodity Index S&P GSCI® Total Total ReturnSM Return Index Correlations1 S&P 500® Index 0.44 0.42 MSCI EAFE Index 0.58 0.53 MSCI EM Index 0.59 0.55 Barclays US Aggregate Index -0.11 -0.12 Annualized Standard Deviation2 20.5% 26.9% Annualized returns 1.70% -0.29% Barclys

2006 2007 2008 2009 2010 2011 Industrial Metals Grains Precious Metals Industrial Metals Softs Precious Metals 72.35% 42.07% -4.06% 79.98% 59.90% 4.56% Precious Metals Agriculture Grains Softs Precious Metals Livestock rmance 27.11% 29.89% -26.32% 44.24% 42.66% -2.30% Grains Precious Metals Agriculture Precious Metals Agriculture Softs perfo 23.61% 25.95% -27.47% 29.20% 38.49% -13.97% of Agriculture Energy Livestock Agriculture Grains Agriculture rder 14.25% 20.69% -28.40% 13.72% 30.28% -14.35% o Livestock Softs Softs Grains Industrial Metals Grains in -6.12% -3.45% -28.43% -1.65% 16.24% -14.41% Softs Industrial Metals Energy Energy Livestock Energy Ranked -11.97% -9.86% -47.33% -5.30% 9.27% -15.97% Energy Livestock Industrial Metals Livestock Energy Industrial Metals -41.41% -10.67% -48.27% -15.07% -10.55% -24.23% Commodity Sub-Index Annual Returns Source: Bloomberg, 12/31/05–12/30/11. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results. For current Index and iPath ETN performance, go to www.iPathETN.com. Barclys

Commodity Exposure Access Vehicles yPhysical commodity yFutures or derivatives yCommodity Pool Operator (CPO) and Commodity Trading Advisor (CTA) accounts yHedge funds yMutual funds yExchange traded products (trusts, ETNs, MLPs) Barclys

Commodity Exchange Traded Products Across Providers Total Principal Amount Outstanding ($B) Total Principal Amount Outstanding Number Products Number of Products 140 120 100 80 60 40 20 0 160 140 120 100 80 60 40 20 0 Source: Bloomberg, 12/31/2004– 03/30/2012. Page 18 Barclys

iPath® Commodity ETNs: A Modular Suite ETNs Tracking traditional index Pure Beta Suite iPath® Commodity ETNs are linked to indices reflecting returns potentially available from an investment in futures contracts on the specified physical commodities. Please see the applicable prospectus for additional information. Page 19 Barclys

iPath® Commodity ETN Suite Index Exposure Futures Contract Exposure Potential Advantages S&P GSCI® Front Month Offers exposure to front month futures contracts Total Return Implement short-term view Dow Jones-UBS Suite Front Month Offers exposure to front month futures contracts Implement short-term view Barclays One of the first 12 futures contracts May mitigate roll yield and the effect of price Pure Beta Suite along the futures curve based on distortions in front month futures contracts allocation methodology Track commodity prices more effectively by looking across at multiple points of the futures curve Barclays December contract, rolls annually May mitigate the impact of negative roll yield on Seasonal Natural Gas each October natural gas futures (generally observed historically when natural gas futures are rolled monthly) Page 20 Barclys

Traditional Commodity Index Returns Commodity indices typically track the nearby commodity futures contract(s) and return performance can be broken down into Price movement Hypothetical Commodity Index 1 of the futures ± Roll yield collateral component Returns 2 contract (for total return indices) 1. In the context of investment strategies in the futures markets, “roll yield” is commonly used to describe the returns that occur over and above the changes in the spot returns. 2. Total return indices typically include a US Treasury bill component intended to measure the collateralized returns accrued from holding and rolling futures contracts. Page 21 Barclys

Commodity Index Roll Yield Roll yield is an important component of commodity index returns and will depend on the shape of the futures curve Price Backwardation Contango Price Time to expiry Time to expiry An expiring contract is sold and longer-term An expiring contract is sold and a longer-term contract is purchased at a lower price contract is purchased at a higher price May positively impact a long position in a May negatively impact a long position in a futures contract futures contract For illustrative purposes only. Each scenario above assumes that the price and shape of the futures curve remains constant and a long position in a futures contract is rolled. Page 22 Barclys

Commodity Index Roll Yield

- A comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position
- Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity



Average Annual Roll Yield Contribution to Individual Commodity Index Performance from 2001 to 2011 (Excess Return – Spot Return = Roll Yield)*1
5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-9.5%
-10.4%
Aluminium
Copper
Lead
Nickel
Zinc
Heating oil
Crude Oil
Gasoline
Nat Gas
Wheat
Corn
Soybeans
Coffee
Sugar
Cocoa
Cotton
Lean Hogs
Cattle
Gold
Silver
S&P GSCI
DJ-UBS

1. Source: Bloomberg, 12/29/00–12/30/11.

* Subindices used for individual commodity calculations are subindices of the S&P GSCI® Excess Return and S&P GSCI® Spot Indices. S&P GSCI® Excess Return and S&P GSCI® Spot Indices and DJUBSCI℠ Excess Return Index and DJUBSCI℠ Spot Index are used for overall index calculation.

Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index. Past performance is not indicative of future results.

Page 23

Changing Investment Behavior in Commodity Markets Growth of Sophistication of Commodities Investors Principal Amount Outstanding, ($Bn) 0 20 40 60 80 100 120 2005 2006 2007 2008 2009 2010 2011 2012 Passive long only index Long strategies to mitigate roll yield and other objectives Long-short Source: Barclays. This chart is for illustrative purposes only and does not represent actual AUM in the respective strategies. Estimates of past AUM are not indicative of future growth in AUM. Page 24 Page 24 Barclys

Barclays Pure Beta Commodity Indices y The Barclays Pure Beta Commodity Indices aim to capture a more holistic measure of the price of a commodity by considering multiple futures contracts, not just the nearby contract y Combine information on the price and open interest of the contracts of a futures curve to seek to create a more accurate measure of a commodity’s economic value y Broad, sector, sub-sector, and single commodity Pure Beta Indices available Liquidity pockets for WTI futures WTI futures price (USD/brl) 97 98 99 100 Front month open interest: $22.4B 11th month open interest: $16B 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 Tenor (months) Source: Bloomberg, as of 12/30/11. For illustrative purposes only. Past performance is not indicative of future results. Page 25 Barclys

Pure Beta Indices: Overview of Methodology Investment Process Definitions Front Year Average Price (FYAP): Step 1 Calculate the Front Year Average Constructed to measure the theoretical Price (FYAP) for a Commodity average price of the “front year” of futures contracts for a given commodity weighted by open interest. Average of Step 2 Calculate the Tracking Error of settlement prices of the contracts in the each Tenor Index to the FYAP upcoming 12 months weighted by their open interest. Step 3 Filter Out Illiquid Tenor Indices Tenor Index: Tracks the performance of holding and rolling a series of futures contracts for that commodity. Comprised of the nearby contract or Step 4 Filter Out Dislocated Tenor Indices deferred contracts up to 11 months out. Liquidity screening: Any tenor index with outstanding open interest less than Pure Beta Allocation 7% of total open interest of the front year are excluded from the allocation Page 26 Barclys

iPath® Commodity ETNs Common Uses yDiversification yPotential inflation protection Key Features yAccess to broad, sector, and single commodities futures indices yListed on NYSE Arca Stock exchange yiPath® Pure Beta ETNs only: – Potential to mitigate roll yield and the effects of futures contract price distortions – Employs liquidity filter to try to avoid illiquid futures contracts Diversification may not protect against market risk. Page 27 Barclys

iPath® Volatility ETNs Barclys

What is VIX? CBOE Volatility Index® y The CBOE Volatility Index®, more commonly referred to as “VIX Index”, is an implied volatility index that measures the market’s expectation of 30-day S&P 500® volatility based on prices of near term S&P 500® Index (SPX) put and call options y Historically, the VIX Index has tended to be highly negatively correlated to the performance of US Equities Percentage change from starting value 0% 50% 100% 150% 200% Correlation1 of VIX Index with benchmark indices S&P 500® Index -0.69 MSCI EAFE Index -0.64 MSCI EM Index -0.63 Barclays US Aggregate Bond Index 0.04 Dow Jones-UBS Commodity Index Total ReturnSM -0.31 S&P 500 VIX index Source: Bloomberg, 1/1/00 – 3/30/12. 1.Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. Index returns are for illustrative purposes only. Index performance returns do not reflect any investor fees, transactions costs and expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. Diversification may not protect against market risk. Page 29 Barclys

Total Principal amount outstanding Number of Exchange-Traded products Volatility Exchange Traded Products The CBOE Volatility Index® is not directly investable Prior to the iPath® Volatility ETNs, there were limited ways to access VIX exposure y VIX futures and VIX options (listed exchange derivatives) y Over the counter, mainly through variance swaps or SPX options January 2009: The first iPath® Volatility ETNs were launched. Since then Source: Bloomberg, 3/31/2009 – 3/30/2012. 35 30 ts 25 Produc 20 of 15 umber 10 N 5 0 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 Principal Amount Outstanding ($B) 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12 Page 30 Barclys

iPath® Volatility ETNs Ticker Yearly iPath® ETN Name Symbol Index Name Fee* Short-Term Exposure iPath® S&P 500 VIX Short-Term FuturesTM ETN VXX S&P 500 VIX Short-Term FuturesTM TR Index 0.89% iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN XXV S&P 500 VIX Short-Term FuturesTM ER Index 0.89% iPath® Inverse S&P 500 VIX Short-Term FuturesTM ETN (III) IVOP S&P 500 VIX Short-Term FuturesTM ER Index 0.89% Medium-Term Exposure iPath® S&P 500 VIX Mid-Term FuturesTM ETN VXZ S&P 500 VIX Mid-Term FuturesTM TR Index 0.89% iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) VZZB S&P 500 VIX Mid-Term FuturesTM TR Index 0.89% Dynamic Exposure iPath® S&P 500 Dynamic VIX ETN XVZ S&P 500 Dynamic VIX FuturesTM TR Index 0.95% * The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365. Page 31

VXX and VXZ The iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX) and the iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ) reflect the returns of rolling VIX futures y VXX: Daily rolling position in the first and second month futures y VXZ: Daily rolling position in the 4th, 5th, 6th, and 7th month futures VXX and VXZ have historically demonstrated convex negative correlation: Greater reaction to decreases in the equity markets than to large increases Convexity of VXX is larger compared to VXZ VXZ 1 month return 20% 10% 0% 10% 20% 30% -12% -8% -4% 0% 4% 8% 12% VXX 1 month return—— -12% -8% -4% 0% 4% 8% 12% Barclys Sources: Barclays, Bloomberg, 1/09 03/12. You should not rely on historical information. Such historical information is not indicative of future performance. For current iPath ETN performance, please visit www.iPathETN.com. Page 32

Roll Yield VIX® futures term structure can cause a drag on the performance of the ETNs The market for VIX® futures tends to trade in contango1 during low volatility periods VXX tends to suffer a greater negative roll yield2 than VXZ as the curve tends to be steeper at the front end Volatility term structure is typically upward sloping during “normal” times VIX Future Implied Volatility Level 14% 15% 16% 17% 18% 19% 20% 0 1 2 3 4 5 6 7 Roll at maturity Yield for 1M future Roll at maturity Yield for 3M future Time to Expiration (Months) FOR ILLUSTRATIVE PURPOSES ONLY 1. When the prices of futures contracts for distant delivery months are higher than prices of futures contracts with nearer delivery months, the futures curve is said to be in “contango”. 2. In the context of investment strategies in the futures markets, “roll yield” is commonly referred to describe the returns that occur over and above the changes in the spot returns. Page 33

S&P 500® Dynamic VIX Futures™ Index

Designed to offer efficient exposure via a dynamic investment in volatility

Uses the volatility term structure ratio to determine whether to be long or short

- Ratio of 1-month / 3-month Implied volatilities (VIX® Index / VXV® Index)

Aims to have

- Reduced "roll cost" during normal or low volatility regimes (contango)
- Increased exposure to VIX® Index **only** when volatility is at elevated levels (backwardation)*


Contango
Backwardation
Ratio: <0.9
0.9-1.0
1.0-1.05
1.05-1.15
>1.15
I. Strong Contango
II. Weak Contango
III. Weak Backwardation
IV. Backwardation
V. Strong Backwardation
Short-term VIX futures
Medium-term VIX futures
70%
-30%
80%
-20%
100%
25%
75%
50%
50%

FOR ILLUSTRATIVE PURPOSES ONLY

*There can be no assurance that the index will accurately predict the market volatility over time. As a result, if the index fails to accurately predict trends of volatility, it may not be successful in correctly allocating between Short-term VIX futures and Medium-term VIX futures.

Page 34

BARCLAYS

Common Uses of iPath® Volatility ETNs Manage Risk/Hedge yNegative historical correlations to equity markets provides tool to hedge equity exposure and manage risk yVolatility historically tends to increase more significantly during market down moves than it decreases during up moves (convexity), providing protection when investors may need it most Express directional view on volatility yBuy/sell if investor has a view in increasing/decreasing volatility futures yCombinations of VIX ETNs allows investors to express refined views – VXX for short-term views – VXZ and XVZ for medium-long term views – Leveraged and inverse products ipath barclys page 35

Features of iPath® Volatility ETNs Operationally more efficient than using futures/options y Eliminates opening of futures/options accounts y Eliminates need to manage relatively expensive options portfolio or rolling of futures contracts on a monthly basis y Need for in house futures and options trading expertise is minimized Provide a liquid instrument to access equity market volatility y Liquid products that are highly correlated with the uninvestable VIX index Are iPath® volatility ETNs right for you? y May not be suitable for all types of investors y May not be suitable for all market circumstances y Investors should consider the investment time horizon when choosing the appropriate iPath Volatility ETN Page 36

Disclosure Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity. Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the US equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the US equity markets persist. Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events. Page 37

Concentration Risk: Because certain ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, such ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments. Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities. The Barclays Natural Gas Seasonal TR Index Contains a Futures Contract that Rolls on an Annual Basis: This index maintains its position in Natural Gas futures by rolling into a new Natural Gas contract with a December expiration on an annual basis. Accordingly, ETNs linked to this index are less exposed to short-term factors and if there are short-term gains in the price of Natural Gas or Natural Gas futures, the index and the value of such ETNs may not benefit from such developments. The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs is subject to risks associated with fluctuations in the performance of the underlying index. Because the performance of certain indices is linked, directly or inversely, as the case may be, to futures contracts on the CBOE® Volatility Index (the “VIX Index”), the performance of the underlying index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the US stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Your ETNs Are Not Linked to the VIX Index: The value of your ETNs will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying certain ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Such ETNs may not benefit from a change in the level of the VIX Index because such changes will not necessarily cause the level of VIX Index futures to rise or fall. Accordingly, a hypothetical investment that was linked directly or inversely, as the case may be, to the VIX Index could generate a higher return than your ETNs. Page 38

Leverage Risk: For an investment in ETNs that is leveraged, changes in the level of the underlying index will have a greater impact on the payout on such ETNs than on a payout on securities that are not so leveraged. In particular, any decrease in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in such ETNs substantially greater than an investor would if such ETNs did not contain a leverage component. Dynamic Allocation of Underlying Index: The value of the S&P 500® Dynamic VIX Futures™ Total Return Index will depend upon the success of such index in dynamically allocating between the short-term and mid-term volatility futures components. The allocation of such index is based on implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal. Additionally, such index may allocate to short as well as long positions in the index components and is not guaranteed to react positively to increased levels of market volatility. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Page 39

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. “S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance. Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of either index to track market performance. © 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE Page 40

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